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                                                                   EXHIBIT 23(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 33 to the registration statement on Form N1-A (the "Registration Statement") of our report dated May 11, 2000, relating to the financial statements and financial highlights of the AXA Rosenberg U.S. Small Capitalization Fund (formerly the U.S. Small Capitalization Series), the AXA Rosenberg International Small Capitalization Fund (formerly the International Small Capitalization Series), the AXA Rosenberg Japan Fund (formerly the Japan Series), AXA Rosenberg Value Market Neutral Fund (formerly the Barr Rosenberg Market Neutral Fund), the AXA Rosenberg Double Alpha Market Fund (formerly the Barr Rosenberg Double Alpha Market Fund) and the AXA Rosenberg Select Sectors Market Neutral Fund (formerly the Barr Rosenberg Select Sectors Market Neutral
Fund), each a portfolio of Barr Rosenberg Series Trust, which appears in the March 31, 2000 Annual Report to Shareholders of Barr Rosenberg Series Trust and which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" and the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



PRICEWATERHOUSECOOPERS LLP
--------------------------------------
PricewaterhouseCoopers LLP



San Francisco, California
July 28, 2000